       _________________________________________________________________



                   U. S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C.  20549

                               FORM 8-K/A No. 1

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      ----------------------------------
                      THE SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                              September 10, 1999
                              ------------------

                      NATIONAL ENVIRONMENTAL SERVICE CO.
                      ----------------------------------
            (Exact name of Registrant as specified in its charter)

     State of Oklahoma                      000-24470                            73-1296420
----------------------------------------------------------------------------------------------------------
(State or other jurisdiction          (Commission File No.)          (I..R.S. Employer Identification No.)
  of incorporation)


                            12331 East 60th Street
                            Tulsa, Oklahoma  74l46
                            ----------------------
              (Address of principal executive offices) (Zip Code)



                                (918) 250-2227
                                --------------
             (Registrant's telephone number, including area code)


       _________________________________________________________________

Item 7.   Financial Statements and Exhibits.
                                                                          Page
                                                                          ----

Independent Auditors' Report                                              F-2

Supplemental Consolidated Balance Sheet as of December 31, 1998           F-3

Supplemental Consolidated Statements of Income for the Years Ended
December 31, 1998 and 1997                                                F-4

Supplemental Consolidated Statement of Changes in Shareholders' Equity
 for the Years Ended December 31, 1998 and 1997                           F-5

Supplemental Consolidated Statements of Cash Flows for the Years Ended
 December 31, 1998 and 1997                                               F-6

Notes to Supplemental Consolidated Financial Statements                   F-7

                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused his amendment to the report to be signed on its behalf by the duly authorized undersigned officer of the Registrant.

                                  National Environmental Service Co.
                                  (Registrant)

Date:  November 11, 1999
                                  By:      /s/ LARRY G. JOHNSON
                                     -----------------------------------
                                     Larry G. Johnson, Vice President
                                     & Secretary-Treasurer & Chief
                                     Financial Officer (Authorized Officer and
                                     Principal Financial
                                     Officer)

                         INDEPENDENT AUDITORS' REPORT


The Board of Directors
National Environmental Service Co.

We have audited the accompanying supplemental consolidated balance sheet of National Environmental Service Co. (formed as a result of the acquisition by National Environmental Service Co. of Summit Environmental Services, Inc.) as of December 31, 1998, and the related supplemental consolidated statements of income, changes in shareholders' equity and cash flows for each of the two years in the period ended December 31, 1998. The supplemental consolidated financial statements give retroactive effect to the acquisition by National Environmental Service Co. of Summit Environmental Services, Inc. consummated on September 10, 1999, which has been accounted for using the pooling-of-interests method as described in the notes to the supplemental consolidated financial statements. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of National Environmental Service Co. at December 31, 1998 and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, after giving retroactive effect to the acquisition of Summit Environmental Services, Inc., as described in the notes to the supplemental consolidated financial statements, in conformity with generally accepted accounting principles.



TULLIUS TAYLOR SARTAIN & SARTAIN LLP

Tulsa, Oklahoma
October 22, 1999

                      NATIONAL ENVIRONMENTAL SERVICE CO.
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEET
                               December 31, 1998
                           (In thousands of dollars)

                                    Assets
Current assets:
 Cash                                                                                                 $   331
 Accounts receivable, trade, net of allowance for doubtful accounts of $73                              8,063
 Costs and estimated earnings in excess of billings on uncompleted contracts                            2,660
 Materials and supplies                                                                                 1,061
 Prepaid expenses                                                                                          32
                                                                                                -----------------
Total current assets                                                                                   12,147
                                                                                                -----------------
Property and equipment:
 Land                                                                                                      50
 Buildings and improvements                                                                               608
 Vehicles                                                                                               2,230
 Testing, drilling and other equipment                                                                    645
 Furniture, fixtures and other                                                                          1,015
                                                                                                -----------------
                                                                                                        4,548
Less accumulated depreciation                                                                          (2,034)
                                                                                                -----------------

Property and equipment, net                                                                             2,514
Other                                                                                                     131
                                                                                                -----------------
Total assets                                                                                          $14,792
                                                                                                =================

                                   Liabilities and Shareholders' Equity
Current liabilities:
 Current maturities of long-term obligations                                                          $ 3,541
 Accounts payable                                                                                       1,565
 Accrued income taxes                                                                                     911
 Other accrued liabilities                                                                                233
 Deferred income taxes                                                                                    505
Total current liabilities                                                                               6,755
                                                                                                -----------------

Long-term obligations                                                                                   1,007
Deferred income taxes                                                                                     197
Commitments and contingencies
Shareholders' equity:
 Preferred stock:  1,000,000 shares authorized; none issued                                                 -
 Common stock; par value $.01; authorized 20,000,000 shares; issued 9,388,643 shares                       94
 Additional paid-in capital                                                                             3,998
 Retained earnings                                                                                      2,981
 Common stock in Treasury, at cost, 122,911shares                                                        (240)
                                                                                                -----------------

Total shareholders' equity                                                                              6,833
                                                                                                -----------------

Total liabilities and shareholders' equity                                                            $14,792
                                                                                                =================


    The accompanying notes are an integral part of the financial statements.

                      NATIONAL ENVIRONMENTAL SERVICE CO.
                SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME
                For the Years Ended December 31, 1998 and 1997
              (In thousands of dollars except per share amounts)

Revenue:                                                                    1998                      1997
                                                                ---------------------------------------------------
 Fueling installations                                                    $14,685                   $13,134
 Environmental                                                              6,435                     3,405
 Other                                                                        880                       261
                                                                ---------------------------------------------------
 Total revenue                                                             22,000                    16,800

Costs and expenses                                                         12,875                    10,708
Selling, general and administrative expenses                                4,203                     3,434
                                                                -----------------------------------------------

Income from operations                                                      4,922                     2,658

Other income (expenses):
 Interest                                                                    (407)                     (370)
 Other, net                                                                   121                       158
                                                                -----------------------------------------------

Income before income taxes                                                  4,636                     2,446

Provision for income taxes
 Current                                                                    1,322                       684
 Deferred                                                                     436                       244
                                                                            1,758                       928
                                                                -----------------------------------------------

Net income                                                                $ 2,878                   $ 1,518
                                                                ===============================================

Basic net income per share                                                $  0.31                   $  0.18
Diluted net income per share                                              $  0.31                   $  0.18
                                                                ===============================================

   The accompanying notes are an integral part of the financial statements.

                      NATIONAL ENVIRONMENTAL SERVICE CO.
    SUPPLEMENTAL CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                For the years ended December 31, 1998 and 1997
                           (In thousands of dollars)


                                         Common           Common  Additional
                                      Stock Shares        Stock    Paid-in    Retained   Treasury
                                  Issued    In Treasury   Issued   Capital    Earnings    Shares     Total
                               ----------------------------------------------------------------------------
Balance at Dec. 31, 1996         7,301,143       29,216      $73      $1,796    $   61      $ (76)   $1,854
Shares sold                      1,450,000                    15       1,488         -          -     1,503
Shares issued to acquire
 related party business
 and building                      225,000                     2           -      (380)         -      (378)
Shares issued
 employee awards                                (16,840)       -           -         -         28        28
Summit owner distributions
 net of current income taxes                                               -      (110)         -      (110)
Net income                               -            -        -           -     1,518          -     1,518
                               ----------------------------------------------------------------------------

Balance at Dec. 31, 1997         8,976,143       12,376       90       3,284     1,089        (48)    4,415
Shares sold                        400,000            -        4         695         -          -       699
Shares issued to acquire
 business                           12,500            -                   19         -          -        19
Purchase of Treasury Stock                      110,615                    -         -       (192)     (192)
Summit owner distributions
 net of current income taxes             -            -        -           -      (986)         -      (986)
Net income                               -            -        -           -     2,878          -     2,878
                               ----------------------------------------------------------------------------

Balance at Dec. 31, 1998         9,388,643      122,991      $94      $3,998    $2,981      $(240)   $6,833
                               ============================================================================

   The accompanying notes are an integral part of the financial statements.

                      NATIONAL ENVIRONMENTAL SERVICE CO.
              SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                For the Years Ended December 31, 1998 and 1997
                           (In thousands of dollars)


                                                                                      1998               1997
                                                                             -------------------------------------
Cash Flows from Operating Activities
 Net income                                                                           $ 2,878           $ 1,518
 Adjustments to reconcile net income to net cash provided
   by (used in) operating activities
    Depreciation and amortization                                                         420               347
    Deferred taxes                                                                        436               244
    Stock issued for employee compensation                                              -  28                28
    Change in:
       Accounts receivable                                                             (2,803)           (1,741)
       Costs and estimated earnings in excess of billings on
         uncompleted contracts                                                             68            (1,825)
       Materials and supplies                                                             (67)             (321)
       Prepaid expenses                                                                    50               (49)
       Accounts payable                                                                  (533)              684
       Billings in excess of costs and estimated earnings on
         uncompleted contracts                                                              -               (68)
       Accrued liabilities                                                                549               424
       Other                                                                              (15)                -
                                                                             -------------------------------------
Net cash provided by (used in) operating activities                                       983              (759)
                                                                             -------------------------------------

Cash Flows from Investing Activities
 Acquisition of business, net of cash acquired                                           (498)             (721)
 Purchases of property and equipment                                                     (663)             (615)
 Proceeds from sales of property and equipment                                             11                 5
                                                                             -------------------------------------
Net cash used in investing activities                                                  (1,150)           (1,331)
                                                                             -------------------------------------

Cash Flows from Financing Activities
 Proceeds from issuance of common stock                                                   699             1,504
 Proceeds from notes payable and long-term obligations                                  4,336             5,040
 Decrease in notes payable to related parties                                             (31)             (257)
 Principal payments on notes payable and long-term obligations                         (3,729)           (3,842)
 Summit owner distributions net of tax                                                   (987)             (110)
 Purchase of common shares                                                               (192)                0
                                                                             -------------------------------------
Net cash provided by financing activities                                                  96             2,335
                                                                             -------------------------------------

Increase (decrease) in cash                                                               (71)              245

Cash, beginning of year                                                                   402               157
                                                                             -------------------------------------

Cash, end of year                                                                     $   331           $   402
                                                                             =====================================


   The accompanying notes are an integral part of the financial statements.

                      NATIONAL ENVIRONMENTAL SERVICE CO.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                          December 31, 1998 and 1997


Note 1 - Summary of Significant Accounting Policies

Description of business

National Environmental Service Co. (the "Company") is engaged in the businesses of providing cathodic protection for underground metal tanks, installation of spill and overfill protection, environmental site assessments, contaminated soil and water remediation, installation and removal of storage tanks, and the installation of fueling systems and related facilities. The Company is headquartered in Tulsa, Oklahoma, and has division facilities in Oklahoma City and Enid, Oklahoma; Dallas and San Antonio, Texas; Largo, Florida; Columbia, South Carolina; Greenville North Carolina; South Charleston, West Virginia; and Pittsburgh, Pennsylvania.

Basis of presentation

The Company owns 100% of Fuel Recovery Systems, Inc. and Lab One Analytical, Inc. ("Lab One"). The financial statements of Fuel Recovery Systems, Inc. and Lab One are consolidated and all material intercompany accounts and transactions are eliminated.

On September 10, 1999, the Company acquired Summit Environmental Services, Inc. ("Summit") in a business combination accounted for as a pooling of interests (See Note 14). Accordingly, the supplemental consolidated financial statements included herein give retroactive effect to this transaction and include the combined operation of the Company and Summit for all periods presented.

Generally accepted accounting principles prohibit giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the consummation date of the Summit merger; however, they will become the historical consolidated financial statements of National Environmental Service Co. after financial statements including the consummation date of the Summit merger are issued.

Materials and supplies

Materials and supplies consist of purchased materials and are valued at cost (first-in, first-out).

Property and equipment

Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Gains and losses on retirement of property and equipment are recognized in the period of retirement.

Net income per share

In the fourth quarter of 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" (see Note 10). SFAS 128 replaced primary earnings per share ("EPS") with basic EPS and fully diluted EPS with diluted EPS. Basic EPS is calculated by dividing net earnings available to common shares by the weighted average common shares outstanding. Diluted EPS is calculated similarly, except that it includes the dilutive effect of the assumed exercise of all dilutive potential common shares outstanding. SFAS 128 also requires previously reported EPS to be restated. The adoption of SFAS 128 did not have a material effect on the calculation of EPS.

Income taxes

Deferred taxes are determined under the liability method, whereby deferred tax assets and liabilities are recognized based on differences between financial statement and tax bases of assets and liabilities using presently enacted rates. At December 31, 1998 and 1997, deferred taxes were recorded primarily for temporary differences related to uncompleted contract income recognition and depreciation of fixed assets.

Financial instruments

The Company's financial instruments consist of trade accounts receivable, trade accounts payable, short-term and long-term debt. The carrying amounts of these financial instruments approximate fair value at December 31, 1998. The fair value of debt is estimated based on current rates offered for similar debt.

Concentration of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables from customers and contracts which will be due from customers when billable under the contracts. The Company does not require collateral from its customers although it may have the ability to place liens. Such credit risk is considered by management to be limited because a substantial portion of contract billings are due from the Oklahoma Indemnity Fund and due to the Company's broad customer base. One commercial customer accounted for 13% of sales in 1998 and another customer accounted for 13% of sales in 1997.

Revenue recognition

The Company enters into fixed fee, cost-plus-fee and performance incentive contracts. For long-term contracts, revenue is recognized on the percentage of completion method measured by the percentage of direct costs to date to estimated total direct costs for each long-term contract. For short-term and multiple unit contracts, revenue is recognized as services are rendered, based on physical completion of the project. Related costs are expensed as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Management estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

New accounting standards

The Company adopted SFAS No. 130, "Reporting Comprehensive Income," in 1998. The Company has no comprehensive income items for the two years in the period ended December 31, 1998. Therefore, net income equals comprehensive income. The Company will adopt SFAS No. 133, "Accounting for Derivative Investments and Hedging Activities" during 2001. Currently the Company does not engage in hedging activities or transactions involving derivatives.

Employee stock options

When the exercise price of employee stock options equals or exceeds the market value of the stock at the date of grant, the Company recognizes no compensation expense.


Note 2 - Supplemental Cash Flow Information

                                                                                  (in thousands)
                                                                               1998             1997
                                                                         ------------------------------
Cash paid for interest                                                         $ 405           $ 307
Cash paid for income taxes                                                     $ 319           $   -
                                                                       ==================================
Non-cash investing and financing activities:
  Issuance of common stock in connection with
    business acquisition                                                       $  19           $ 605
  Issuance of stock option and warrants for services                           $ 175           $  51
                                                                       ==================================

Note 3 - Accounts Receivable

Accounts receivable consist of unpaid billings for long-term percentage of completion type contracts, billings for short-term multiple unit contracts (completed contracts), and completed contract projects not yet billed. Retainage receivable at December 31, 1998, totaled $343,000.

Accounts receivable at December 31, 1998, include amounts subject to claims of $660,000 arising from disputes. The Company is suing to collect various collection matters. In the opinion of the Company's legal counsels, the Company has valid claims against the defendants.


Note 4 - Uncompleted Contracts

Costs, estimated earnings and billings on uncompleted contracts are summarized as follows (in thousands):

                                                                                            1998
                                                                                   ---------------------
Costs incurred on uncompleted contracts                                                    $1,732
Estimated earnings recognized                                                               4,464
                                                                                   ---------------------
                                                                                            6,196
Billings to date                                                                            3,536
                                                                                   ---------------------
                                                                                           $2,660

Included in the accompanying balance sheet under the following caption:
 Costs and estimated earnings in excess of billings on uncompleted contracts               $2,660
                                                                                   =====================


Note 5 - Notes Payable

Notes payable at December 31, 1998, consist of the following (in thousands):

Revolving line of credit of $4,500,000 bearing interest at the prime rate published in The Wall Street Journal plus .75% floating (8.5% at December 31, 1998), payable on July 31, 1999, with interest payable monthly.  The line is collateralized
 by accounts receivable, inventory, and equipment.                                               $ 3,150

Note payable to a bank bearing interest at the prime rate published in The Wall
 Street Journal plus .75% floating (8.5% at December 31, 1998), payable in monthly installments of $10,257 including interest with the final installment due July
  2000.
 The note is collateralized by real estate, receivables, inventory, and equipment.                   374

Note payable to bank bearing interest at Low New York Prime rate plus .5% floating
 (8.25% at December 31, 1998), payable in monthly installments of $7,774 including interest with the final installment due March 2005.  The loan is
 collateralized by real estate and equipment.                                                        443

Notes payable bearing interest at rates from 5.9% to 10%, payable in monthly installments aggregating $25,493 including interest with various maturity dates
 through December 2001.  The notes are collateralized by vehicles.                            581
                                                                                   ---------------------
                                                                                          $ 4,548

Less current portion                                                                       (3,541)
                                                                                   ---------------------
Total long-term notes payable                                                             $ 1,007
                                                                                   =====================

Maturities of long-term debt over the next five years are as follows: 1999 - $3,541,000; 2000 - $650,000; 2001 - $207,000; 2002 - $72,000; 2003 - $78,000.

The Revolving line of credit and note payable to a bank contain certain restrictive covenants. The Company is restricted from paying dividends and is limited as to the incurrence of additional debt and as to capital expenditures and other acquisitions. In addition, the Company must maintain minimum leverage and current ratios.


Note 6 - Commitments and Contingencies

Total rent expense for the years ended December 31, 1998 and 1997, was $80,400 and $72,700, respectively. Rental commitments under noncancelable leases are $94,000 in 1999, $82,000 in 2000, and $56,000 in 2001.

The Company is not a party to any litigation which, in the judgment of the Company, would have a material adverse effect on its operations or financial condition if adversely determined. However, due to the nature of its business, it is, from time to time, and is currently, a party to certain legal proceedings arising in the ordinary course of its business.


Note 7 - Stock Option Plans

Effective April 22, 1994, the Company established The National Environmental Service Co. 1994 Employee Stock Plan ("the Plan"), the purpose of which is to help the Company retain key employees and to reward them for contributing to the Company's success. On the same date, the Company also established The National Environmental Service Co. Director Stock Option Plan (the "Director Plan"), the purpose of which is to provide an incentive to non-employee Directors of the Company so they may increase their interest in the success of the Company and to encourage them to remain as Directors by providing them an opportunity to obtain or increase their equity interest in the Company. The total amount of common stock authorized and reserved for issuance under the Employee Plan is 638,864 common shares. At December 31, 1998, options to purchase 190,000 common shares at $3.00 per share and 65,000 shares at $2.00 per share are outstanding. A total of 131,000 options were exercisable. Under the Director Plan, 150,000 shares of common stock have been reserved for issuance and no options are outstanding as of December 31, 1998.

SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") provides an alternative method of determining compensation cost for stock options, which alternative method may be adopted at the option of the Company. Had compensation cost for these plans been determined consistent with SFAS 123, the Company's net income and EPS would have been reduced to the following pro forma amounts:

                                                                     1998                   1997
                                                           ----------------------------------------------
Net income (loss):
 As reported                                                       $2,878,000             $1,518,000
 Pro forma                                                         $2,813,000             $1,439,000
Basic EPS:
 As reported                                                       $     0.31             $     0.18
 Pro forma                                                         $     0.30             $     0.18
Diluted EPS:
 As reported                                                       $     0.31             $     0.18
 Pro forma                                                         $     0.30             $     0.17


A summary of the status of the Company's stock options at December 31, 1998 and 1997, and changes during the years then ended is presented below:

                                                             1998                            1997
                                               ---------------------------------------------------------------
                                                                   Wtd. Avg.                       Wtd. Avg.
                                                                   Exercise                        Exercise
                                                     Shares          Price          Shares           Price
                                               ---------------------------------------------------------------
Outstanding at beginning of year                     238,000           $3.00         238,000           $3.00
Granted                                               75,000           $2.00          40,000           $3.00
Forfeited                                            (58,000)          $2.83         (40,000)          $3.00
                                               ---------------------------------------------------------------

Outstanding at end of year                           255,000           $2.75         238,000           $3.00
Exercisable at end of year                           131,000           $2.73          75,200           $3.00
                                               ===============================================================

Weighted average fair value
 of options granted                                                    $1.03                           $2.34
                                               ===============================================================
Weighted average remaining
 contractual life                                6.1 years

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1998 and 1997, respectively: risk free interest rates of 5.51% and 6.37%; expected dividend yields of 0%; expected lives of 10 years in 1998 and 1997; and expected volatility of 77% and 107%.

At December 31, 1998 and 1997, 788,864 and 723,876 shares of common stock were reserved for the exercise of stock awards of which 638,864 and 485,876 shares were available for future grants.

Note 8 - Shareholders' Equity

In January 1998, the Company sold 400,000 shares of common stock at $2.00 per share and warrants to purchase 50,000 shares of common stock at $2.00 per share under a private placement arrangement with Peacock, Hislop, Staley & Given, Inc. Gross proceeds totaled $800,000. Net proceeds totaled $712,000.

The Company secured $1,000,000 from a private placement of one million shares of common stock during the second quarter of 1997. As part of the private placement, the Company granted options to purchase 530,000 shares of common stock at $1.50 per share exercisable at any time prior to April 30, 1999. The Company secured $540,000 when options for 450,000 shares were exercised at $1.20 per share (adjusted from $1.50) on December 8, 1997.


Note 9 - Income Taxes

The tax effects of temporary differences that give rise to the deferred tax assets and liabilities at December 31, 1998, are as follows (in thousands):

Deferred tax liability:
Financial basis in excess of tax basis of:
  Fixed assets                                                                               $(209)
  Uncompleted contracts                                                                       (505)
  Other                                                                                         12
                                                                                   ---------------------
 Net deferred tax liability                                                                  $(702)
                                                                                   =====================

The following table summarizes the significant differences between the U.S. Federal statutory tax rate and the Company's effective tax rate for financial statement purposes.

                                                                         1998                  1997
                                                               -------------------------------------------
Statutory tax rate                                                       34.0%                34.0%
State income taxes, net                                                   2.5%                 2.4%
Other                                                                     1.4%                 1.6%
                                                                         37.9%                38.0%
                                                               ===========================================


Note 10 - Related Parties

The Company purchases laboratory analysis services from Lab One. On January 30, 1998, the Company acquired Lab One for $75,000 cash and 225,000 shares of the Company's common stock.

On February 27, 1998, the Company acquired the office building, warehouse and land on which the Company's corporate offices are located. The purchase price was $600,000.

Lab One and the real estate were purchased from the Company's principal shareholders (the Chairman and CEO and Executive Vice President) following completion of independent appraisals and the unanimous consent of the Company's outside directors.

Due to common ownership interests in the Company and acquired businesses, the business combinations have been accounted for in a manner similar to the pooling-of-interests method. The 1997 financial statements have been restated by decreasing costs and expenses $101,000, decreasing selling, general and administrative expenses $17,000, increasing interest expense by $62,000 and income taxes by $21,000 and increasing net income by $36,000. The assets were recorded by the Company at the cost basis of the principal shareholders. The excess of the purchase price over the recorded cost of the assets acquired of $344,000 is reported as a reduction in shareholders' equity.


Note 11 - Net Income Per Share

Basic and diluted EPS for the years ended December 31, 1998 and 1997, were computed as follows (in thousands, except per share amounts):

                                                                               1998             1997
                                                                       ----------------------------------
Basic EPS Computation:
 Net income available to common stockholders                                   $2,878          $1,518
 Weighted average number of common shares outstanding                           9,293           8,211
Basic EPS                                                                      $ 0.31          $ 0.18
                                                                       ==================================

Diluted EPS Computation:
 Net income available to common stockholders                                   $2,878          $1,518
 Average number of common shares outstanding                                    9,293           8,211
 Incremental number of shares for assumed exercise of options                      12             124

Total shares                                                                    9,305           8,335
Diluted EPS                                                                    $ 0.31          $ 0.18
                                                                       ==================================

Outstanding stock options to purchase common stock with an exercise price greater than the average market price of common stock were not included in the computation of diluted EPS for 1998. The balance of such options was 230,703 with an exercise price of $3.00 per share and 115,000 with a price of $2.00 per share.


Note 12 - Segment Information

The Company adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," in 1998 which changes the way the Company reports information about its operating segments. The information for 1997 has been restated from the prior year's presentation in order to conform to the 1998 presentation.

The Company's business segments have been grouped as follows (in thousands):

                                                           Inter-Segment
                                                                                 Pre-tax
                                             Sales             Sales             Income            Assets
                                      -----------------------------------------------------------------------
1998
 Fueling installations                       $14,872  $  -                         $  964          $ 7,480
 Environmental                                 6,313                  -             2,758            4,281
 Fueling equipment mfg.                            -              1,874               598              251
 Other                                           815                819               316            2,780
                                             $22,000             $2,693            $4,636          $14,792
                                      =======================================================================
1997
 Fueling installations                       $12,132  $  -                         $  825          $ 6,129
 Environmental                                 3,401                  -             1,468            2,043
 Fueling equipment mfg.                            -              1,074               329              353
 Other                                         1,267                347              (176)           2,808
                                      -----------------------------------------------------------------------
                                             $16,800             $1,421            $2,446          $11,333
                                      =======================================================================


Note 13 - Subsequent Events

On January 1, 1999, the Company acquired the assets of a company in Largo, Florida, for $50,000 and the assumption of certain liabilities totaling $95,590. The acquired business is a provider of environmental, drilling, and related services to the owners and operators of fueling systems as well as other businesses.

On January 11, 1999, the Company acquired the assets, subject to certain liabilities assumed, of a group of companies based in Greenville, North Carolina, which provides services to the owners and operators of fueling systems. The purchase price of the assets acquired was $791,000, consisting of $250,000 cash, notes payable, and the award of 40,000 shares of Company stock, and options to purchase 45,000 shares of Company stock.


Note 14 - Business Acquisition

On September 10, 1999, the Company consummated the acquisition of Summit Environmental Services, Inc., ("Summit"), successor to Summit Environmental Services, L.L.C. In connection with the acquisition, each share of the Summit common stock was converted on a tax free basis into 30 shares of the Company's common stock. Prior to conversion, 50,000 shares of Summit common stock were outstanding. Summit is an environmental consulting firm specializing in environmental site assessments, risk assessments and soil and groundwater remediation, with offices in Enid and Edmond, Oklahoma. Approximately 75% of Summit's 1998 revenues and 78% of its 1997 revenues were from performance incentive contracts funded by the Oklahoma Indemnity Fund.

Approximately 62% of Summit's 1998 revenues and 92% of its 1997 revenues were from businesses owned or controlled by its owners, prior to the merger. The Summit merger has been accounted for as a pooling-of-interests, and, as such, the Company's supplemental consolidated financial statements included herein give retroactive effect to the Summit merger for all periods presented.

The following is a summary of results of operations of the separate entities (in thousands):

                                                       NESCO
                                                     (prior to                                NESCO
                                                       Summit                              (after Summit
                                                    acquisition)           Summit           Acquisition)
                                              -------------------------------------------------------------
1998
 Revenue                                                $18,304              $3,696             $22,000
                                              =============================================================

 Income from operations                                 $ 2,730              $2,192             $ 4,922
                                              =============================================================
 Net income                                             $ 1,470              $1,408             $ 2,878
                                              =============================================================

1997
 Revenue                                                $14,746              $2,054             $16,800
                                              =============================================================

 Income from operations                                 $ 1,520              $1,138             $ 2,658
                                              =============================================================
 Net income                                             $   782              $  736             $ 1,518
===========================================================================================================

During 1998 and 1997, Summit was operated as a limited liability company which is taxed as a partnership. Accordingly, Summit incurred no income taxes during the period. For purposes of presenting the combined operation of the Company and Summit on a retroactive basis, Summit's income has been adjusted by $863,000 in 1998 and $450,000 in 1997, representing a provision for income taxes at an effective 38% combined federal and state tax rate. Taxes on Summit's temporary differences have been credited to deferred income taxes payable and the remainder has been credited to retained earnings.

                      NATIONAL ENVIRONMENTAL SERVICE CO.
               SUPPLEMENTAL CONDENSED CONSOLIDATED BALANCE SHEET
                                 June 30, 1999
                           (In thousands of dollars)

                                                                                     June 30,          December 31,
                                                                                       1999                1998
                                                                                   (Unaudited)
                                                                              ---------------------------------------
Assets
Current assets:
 Cash                                                                                $   239             $   331
 Accounts receivable and costs in excess of billings                                  11,964              10,723
 Materials and supplies                                                                2,271               1,061
 Prepaid expenses                                                                        106                  32
                                                                              ---------------------------------------
Total current assets                                                                  14,580              12,147
                                                                              ---------------------------------------

Property and equipment, at cost                                                        5,720               4,548
 Less accumulated depreciation                                                        (2,332)             (2,034)
                                                                              ---------------------------------------
 Property and equipment, net                                                           3,388               2,514
Other assets                                                                           1,914                 131
                                                                              ---------------------------------------

Total assets                                                                         $19,882             $14,792
                                                                              =======================================

Liabilities and Shareholders' Equity
Current liabilities:
 Current maturities of long-term obligations and revolving line of credit            $ 1,578             $ 3,541
 Accounts payable                                                                      3,202               2,476
 Accrued liabilities                                                                     386                 233
 Deferred income taxes                                                                   261                 505
Total current liabilities                                                              5,427               6,755
                                                                              ---------------------------------------

Long-term obligations                                                                  7,027               1,007
Deferred income taxes                                                                    198                 197
                                                                              ---------------------------------------
Total liabilities                                                                     12,652               7,959
                                                                              ---------------------------------------
Shareholders' equity:
 Preferred stock:  1,000,000 shares authorized; none issued                                -                   -
 Common stock; par value $.01; authorized 20,000,000 shares; issued 9,388,643
  shares                                                                                  94                  94
 Additional paid-in capital                                                            3,962               3,998
 Retained earnings                                                                     3,662               2,981
 Common stock in Treasury, at cost, 266,991 and 122,991shares
   at 1999 and 1998, respectively                                                       (488)               (240)
                                                                              ---------------------------------------
Total shareholders' equity                                                             7,230               6,833
                                                                              ---------------------------------------

Total liabilities and shareholders' equity                                           $19,882             $14,792
                                                                              =======================================


    The accompanying notes are an integral part of the financial statements

                      NATIONAL ENVIRONMENTAL SERVICE CO.
           SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                For the six months ended June 30, 1999 and 1998
                           (In thousands of dollars)
                                  (Unaudited)


                                                                         June 30,                  June 30
                                                                           1998                     1997
                                                                --------------------------------------------------
Revenues                                                                    $13,414                   $7,962

Cost and expenses                                                             8,183                    5,049
Selling, general and administrative expenses                                  3,197                    1,881
                                                                --------------------------------------------------

Income from operations                                                        2,034                    1,032

Other income                                                                    144                       63
Interest expense                                                                240                      197
                                                                --------------------------------------------------

Income before income taxes                                                    1,938                      898

Provision for income taxes                                                      741                      339
                                                                --------------------------------------------------

Net income                                                                  $ 1,197                   $  559
                                                                ==================================================

Basic net income per share                                                  $  0.13                   $ 0.06
Diluted net income per share                                                $  0.13                   $ 0.06
                                                                ==================================================


    The accompanying notes are an integral part of the financial statements

                      NATIONAL ENVIRONMENTAL SERVICE CO.
         SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                For the six months ended June 30, 1999 and 1998
                           (In thousands of dollars)
                                  (Unaudited)


                                                                                    June 30,           June 30,
                                                                                      1999               1998
                                                                             -------------------------------------
Cash Flows from Operating Activities
 Net income                                                                         $ 1,197           $   559
 Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                                       297               236
    Change in:
       Accounts receivable                                                             (349)               26
       Materials and supplies                                                          (317)             (187)
       Prepaid expenses                                                                 (64)               38
       Accounts payable                                                                 726              (218)
       Accrued liabilities                                                             (591)             (188)
                                                                             -------------------------------------
Net cash provided by operating activities                                               899               266
                                                                             -------------------------------------

Cash Flows from Investing Activities
 Acquisition of business, net of cash acquired                                       (3,114)              (25)
 Purchases of property and equipment                                                   (856)             (147)
 Other                                                                                 (152)               16
                                                                             -------------------------------------
Net cash used in investing activities                                                (4,122)             (156)
                                                                             -------------------------------------

Cash Flows from Financing Activities
 Proceeds from notes payable and long-term obligations                                7,032             2,430
 Principal payments on notes payable and long-term obligations                       (3,065)           (2,421)
 Summit owner distributions net of tax                                                 (430)             (897)
 Sales (purchase) of common shares                                                     (406)              712
                                                                             -------------------------------------
Net cash provided by financing activities                                             3,131              (176)
                                                                             -------------------------------------

Decrease in cash                                                                        (92)              (66)

Cash, beginning of period                                                               331               402
                                                                             -------------------------------------

Cash, end of period                                                                 $   239           $   336
                                                                             =====================================


    The accompanying notes are an integral part of the financial statements

                      NATIONAL ENVIRONMENTAL SERVICE CO.

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                  (Unaudited)


Note 1 - Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of National Environmental Services Co. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial reporting. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for fair presentation have been included. Operating results for the six month period ended June 30, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999.


Note 2 - Earnings Per Share

Basic and diluted EPS for the six months ended June 30, 1999 and 1998, were computed as follows:

                                                                                  Six months ended
                                                                             June 30,           June 30
                                                                               1999              1998
                                                                       ------------------------------------

Basic EPS Computation
 Net income                                                                  $    1,197       $      559
                                                                       ====================================

 Weighted average shares outstanding                                          9,305,120        8,770,764
                                                                       ====================================

Basic EPS                                                                    $     0.13       $     0.06
                                                                       ====================================

Diluted EPS Computation:
 Net income                                                                  $    1,197       $      559
                                                                       ====================================

 Weighted average shares outstanding                                          9,305,120        8,770,764

  Incremental shares for assumed exercise of securities:
     Warrants                                                                     6,584            3,367
     Options                                                                     37,631           26,455
                                                                       ------------------------------------
                                                                              9,349,335        8,800,586

Diluted EPS                                                                  $     0.13       $     0.06
                                                                       ====================================

The 230,703 shares in 1999 and the 212,000 shares in 1998 of employee stock options were not included in the computation of diluted EPS as their effect is anti-dilutive.


Note 3 - Segment Information

The Company's business segments have been grouped as follows:

                                                                  Thousands of Dollars
                                                                 Inter-
                                                              Segment Sales        Pre-tax
                Segment                        Sales                                Income          Assets
--------------------------------------------------------------------------------------------------------------
1999
Fueling installations                          $ 9,495               $  -           $1,085         $ 9,868
Environmental                                    3,417                  -              724           6,366
Fueling equipment mfg.                               -                427               51           1,404
Other                                              502                267               78           2,244
                                        ----------------------------------------------------------------------
                                               $13,414               $694           $1,938         $19,882
                                        ======================================================================
1998
Fueling installations                          $ 5,711               $  -           $ (189)        $ 6,194
Environmental                                    1,880                  -              754           1,856
Fueling equipment mfg.                               -                363              235             337
Other                                              371                303               98           2,923
                                               $ 7,962               $666           $  898         $11,310
                                        ======================================================================


Note 4 - 1999 Acquisitions

On January 1, 1999, the Company acquired the assets of a company in Largo, Florida, for $50,000 cash and the assumption of certain liabilities totaling $95,590. The acquired business is a provider of environmental, drilling, and related services to the owners and operators of fueling systems as well as other businesses.

On January 11, 1999, the Company acquired the assets, subject to certain liabilities assumed, of a group of companies based in Greenville, North Carolina, which provide services to the owners and operators of fueling systems. The purchase price of the assets acquired was $791,000, consisting of $250,000 cash, notes payable in the aggregate principal amount of $419,000, and the issuance of 40,000 shares of Company stock, and options to purchase 45,000 shares of Company stock.

On April 30, 1999, the Company acquired the assets of a division of Arizona Instrument Corporation, Phoenix, Arizona, for cash in the amount of $1,061,531. The assets included all inventory, related patents, trademarks, test equipment, computer software, computers, contracts, and such other assets related to the manufacture and marketing of the Soil Sentry and Encompass Systems. The acquired business is a provider of tank monitoring equipment and service to the owners and operators of fueling systems as well as other businesses.

On May 11, 1999, the Company acquired the assets, subject to certain liabilities assumed, of TET Environmental Services, Inc., Columbia, South Carolina, for cash in the amount of $2,200,000. The acquired business is a provider of environmental and related services to the owners and operators of fueling systems as well as other businesses.

On September 10, 1999, the Company completed a merger with Summit Environmental Services, Inc., Enid, Oklahoma, in a tax-free stock-for-stock transaction accounted for as a pooling-of-interests. NESCO issued 1,500,000 shares of its common stock for 100% (50,000 shares) of Summit's common stock.